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                                                                     Exhibit 5.1


[MINTZ LEVIN LOGO]                                          One Financial Center
                                                                Boston, MA 02111
                                                                    617-542-6000
                                                                617-542-2241 fax
                                                                   www.mintz.com



June 23, 2006

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee  37620

King Pharmaceuticals Research and Development, Inc.
4000 CentreGreen Way
Cary, North Carolina  27513

Meridian Medical Technologies, Inc.
6350 Stevens Forest Road
Suite 301
Columbia, Maryland  21046

Monarch Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee  37620

Parkedale Pharmaceuticals, Inc.
870 Parkedale Road
Rochester, Michigan  48307

King Pharmaceuticals of Nevada, Inc.
501 Fifth Street
Bristol, Tennessee  37620


Ladies and Gentlemen:

We have acted as counsel to King Pharmaceuticals, Inc., a Tennessee corporation (the "COMPANY"), King Pharmaceuticals Research and Development, Inc., a Delaware corporation ("KING RESEARCH AND DEVELOPMENT"), Meridian Medical Technologies, Inc., a Delaware corporation ("MERIDIAN MEDICAL"), Monarch Pharmaceuticals, Inc., a Tennessee corporation ("MONARCH"), Parkedale Pharmaceuticals, Inc., a Michigan corporation ("PARKEDALE") and King Pharmaceuticals of Nevada, Inc., a Nevada corporation ("KING NEVADA"), in connection with the preparation and filing with the Securities and Exchange Commission (the "COMMISSION") of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"), pursuant to which (i) the Company is registering under the Securities Act of 1933, as amended (the "SECURITIES ACt"), (A) $400,000,000 aggregate principal amount of its 1 1/4% Convertible Senior Notes due 2026 (the "Notes") and (B) shares of its common stock, no par value per share, into which the Notes are


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               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | PALO ALTO | SAN DIEGO | LONDON
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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

June 23, 2006
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convertible (the "SHARES"); (ii) King Research and Development is registering under the Securities Act subordinated guarantees of the Notes (the "KING RESEARCH AND DEVELOPMENT GUARANTEES"); (iii) Meridian Medical is registering under the Securities Act subordinated guarantees of the Notes (the "MERIDIAN MEDICAL GUARANTEES"); (iv) Monarch is registering under the Securities Act subordinated guarantees of the Notes (the "MONARCH GUARANTEES"); (v) Parkedale is registering under the Securities Act subordinated guarantees of the Notes (the "PARKEDALE GUARANTEES"); and (vi) King Nevada is registering under the Securities Act subordinated guarantees of the Notes (the "KING NEVADA GUARANTEES" and, together with the Notes, the Shares, the King Research and Development Guarantees, the Meridian Medical Guarantees, the Monarch Guarantees and the Parkedale Guarantees, the "SECURITIES"), all of which may be sold by the selling security holders named in the prospectus included in the Registration Statement (the "SELLING SECURITY HOLDERS") from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

         In connection with this opinion, we have examined (a) the Second Amended and Restated Charter, as amended, and the Amended and Restated Bylaws of the Company, both as currently in effect; (b) the Certificate of Incorporation, as amended, and the Bylaws of King Research and Development, both as currently in effect; (c) the Restated Certificate of Incorporation, as amended, and the Bylaws of Meridian Medical, both as currently in effect; (d) the Amended and Restated Charter, as amended, and the Bylaws of Monarch, both as currently in effect; (e) the Articles of Incorporation, as amended, and the Bylaws of Parkedale, both as currently in effect; (f) the Articles of Incorporation and the Code of Bylaws of King Nevada, both as currently in effect; (g) such other records of the corporate proceedings of, and such certificates of the officers of, the Company, King Research and Development, Meridian Medical, Monarch, Parkedale and King Nevada as we have deemed relevant; and (h) the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         No opinion is expressed herein with respect to any matter which is determined by the law of any jurisdiction except the federal laws of the United States of America, the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the laws of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed herein are based upon currently existing statutes, rules, regulations and judicial decisions and are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in the foregoing sources of law or subsequent developments in the law or changes in facts or circumstances which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Commission. We are opining only as to the matters

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

June 23, 2006
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expressly set forth herein, and no opinion should be inferred as to other matters. In addition, we are not passing upon any matters relating to patents or trademarks, or federal or state regulation or any legal or governmental proceedings pertaining to the same. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or foreign jurisdiction. The Securities may be offered and sold by the Selling Security Holders from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

         Based upon the foregoing, provided no stop order shall have been issued by the Commission relating thereto, we are of the opinion that:

         1. the Notes, when sold by the Selling Security Holders pursuant to the Registration Statement (including any amendment and any prospectus supplement relating thereto), will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

         2. the King Research and Development Guarantees, when sold along with the Notes by the Selling Security Holders pursuant to the Registration Statement (including any amendment and any prospectus supplement relating thereto), will constitute legal, valid and binding obligations of King Research and Development, enforceable against King Research and Development in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

         3. the Meridian Medical Guarantees, when sold along with the Notes by the Selling Security Holders pursuant to the Registration Statement (including any amendment and any prospectus supplement relating thereto), will constitute legal, valid and binding obligations of Meridian Medical, enforceable against Meridian Medical in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

June 23, 2006
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         4.       the Monarch Guarantees, when sold along with the Notes by the
                  Selling Security Holders pursuant to the Registration Statement (including any amendment and any prospectus supplement relating thereto), will constitute legal, valid and binding obligations of Monarch, enforceable against Monarch in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

         5. the Parkedale Guarantees, when sold along with the Notes by the Selling Security Holders pursuant to the Registration Statement (including any amendment and any prospectus supplement relating thereto), will constitute legal, valid and binding obligations of Parkedale, enforceable against Parkedale in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and

         6. the King Nevada Guarantees, when sold along with the Notes by the Selling Security Holders pursuant to the Registration Statement (including any amendment and any prospectus supplement relating thereto), will constitute legal, valid and binding obligations of King Nevada, enforceable against King Nevada in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.


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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

June 23, 2006
Page 5



         We hereby consent to (i) the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                  Very truly yours,

                                  /s/ Mintz, Levin, Cohn, Ferris,
                                         Glovsky and Popeo, P.C.

                                  MINTZ, LEVIN, COHN, FERRIS,
                                    GLOVSKY AND POPEO, P.C.